Return by Mail ( ) Pickup ( ) To:
Bank of Hawaii
Corporate Hawaii Commercial Banking Center
P.O. Box 2900
Honolulu, Hawaii 96846-6000
Attn: Mr. Luke Yeh, Senior Vice President and Manager
Total No. of Pages:

TMK Nos. (1) 9-1-075:009

REAL PROPERTY MORTGAGE; SECURITY AGREEMENT;
ASSIGNMENT OF RENTS; FIXTURE FILING AND FINANCING STATEMENT

THIS REAL PROPERTY MORTGAGE; SECURITY AGREEMENT; ASSIGNMENT OF RENTS; FIXTURE FILING; AND FINANCING STATEMENT (this “Mortgage”) is made on July 25 2008, by HOKU SCIENTIFIC, INC., a Delaware corporation, whose address is 1075 Opakapaka Street, Kapolei, Hawaii 96707 (hereinafter called the “Mortgagor”), and BANK OF HAWAII, a Hawaii corporation, with post office address at P.O. Box 2900, Honolulu, Hawaii 96846 (hereinafter called the “Mortgagee”),

WITNESSETH THAT:

To secure the repayment by the Mortgagor to the Mortgagee of an indebtedness not to exceed the principal amount of THREE MILLION FOUR HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($3,480,000.00), together with interest thereon, in accordance with the terms and provisions of that that certain Credit Agreement dated as of July 25 , 2008 (the “Credit Agreement”), entered into by and between the Mortgagee and the Mortgagor, the terms and provisions of such Credit Agreement being incorporated herein by reference, being secured hereby (said indebtedness and interest due under the Credit Agreement and all other sums due hereunder and under the Security Documents (defined below) being hereinafter collectively referred to as the “Debt”);

AND ALSO to secure the observance and performance by the Mortgagor of all covenants, conditions and agreements required to be observed and performed by the Mortgagor under this Mortgage and under any other instruments or agreements executed by the Mortgagor concurrently herewith or otherwise in connection with the Debt, including, but not limited to, the payment by the Mortgagor to the Mortgagee of all sums expended or advanced by the Mortgagee pursuant to any provision of this Mortgage or any such other instrument or agreement (the Credit Agreement, this Mortgage, and all other instruments and agreements executed in connection with the Debt being hereinafter called the “Security Documents”);

AND ALSO to secure the full and faithful performance by the Mortgagor of all the terms, covenants and conditions required to be observed and performed by the Mortgagor under the Credit Agreement;

AND ALSO to secure the payment by the Mortgagor to the Mortgagee of all other sums now or hereafter loaned or advanced by the Mortgagee to the Mortgagor, expended by the Mortgagee for the account of the Mortgagor, or otherwise owing by the Mortgagor to the Mortgagee on any and every account whatsoever in connection with the Debt;

THE MORTGAGOR DOES HEREBY grant, bargain, sell, assign and convey unto the Mortgagee, its successors and assigns, all of that certain property described in Exhibit “A” attached hereto and made a part hereof, subject to the encumbrances (the “Encumbrances”), if any, set forth in such Exhibit.

TOGETHER WITH all buildings and improvements now located on the real property described above and any and all buildings, improvements and building materials that may be hereafter placed thereon during the existence of this Mortgage and all rents, royalties, profits, revenues, income and other benefits arising from the use or enjoyment of all or any portion of the above-described property or any contract pertaining to the use or enjoyment thereof;

ALSO TOGETHER with all furniture, furnishings, machinery, appliances, apparatus, fittings, fixtures and articles of personal property of every kind and nature whatsoever, other than consumable goods, now or hereafter located in or upon such real property or any part thereof or wherever located that are used in connection with the normal operation of the building (hereinafter called “Fixtures”) and now owned or hereafter acquired by the Mortgagor, including all of the right, title and interest of the Mortgagor in and to any Fixtures which may be subject to any retail installment contract, conditional sale contract or security agreement superior in lien to the lien of this Mortgage, it being understood and agreed that all of the Fixtures is part and parcel of the improvements on such real property and appropriated to the use thereof, and whether affixed or annexed or not, shall for the purpose of this Mortgage be deemed conclusively to be conveyed hereby, the Mortgagor agreeing to execute and deliver, from time to time, such further instruments as may be requested by the Mortgagee to confirm the lien of this Mortgage on the Fixtures;

ALSO TOGETHER with any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to such real property and improvements as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to or decrease in the value of such real property and improvements to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by the Mortgagee, and of the reasonable counsel fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment, the Mortgagor agreeing to execute and deliver, from time to time, such further instruments as may be required by the Mortgagee to confirm such assignment to the Mortgagee of any such award or payment;

ALSO TOGETHER with all right, title and interest of the Mortgagor in and to (1) all leases, partial assignments, subleases and other contracts of conveyance covering all or any portion of such real property or the Fixtures, and any and all modifications and extensions thereof; (2) all binders or policies of insurance of any kind covering all or any portion of such real property or the Fixtures, and any riders, amendments, extensions, renewals, supplements or revisions thereof; (3) any and all accounts (as defined in Chapter 490, Hawaii Revised Statutes) which may in any way pertain to the business of the Mortgagor; and (4) any and all general intangibles (as defined in Chapter 490, Hawaii Revised Statutes) including contracts, permits, licenses, certificates, authorizations, refunds, rebates, security deposits, trademarks and tradenames, which may in any way pertain to the business of the Mortgagor (the items of collateral described in this paragraph being hereinafter called the “Collateral”);

TO HAVE AND TO HOLD the above-described real property, Fixtures, Collateral, awards, payments and other property together with all rights, privileges and appurtenances thereto belonging (all of such property being hereinafter referred to as the “Mortgaged Property”) unto the Mortgagee, absolutely and forever; SUBJECT, HOWEVER, to the Encumbrances.

UPON CONDITION that if the Mortgagor shall well and truly pay to the Mortgagee the full amount of the Debt in accordance with the terms and provisions of the Credit Agreement, and if the Mortgagor shall discharge any and all obligations that now or hereafter may be or become owing, directly or contingently, by the Mortgagor to the Mortgagee on any and every account, whether or not the same are mature, of which obligations the books of the Mortgagee shall be prima facie evidence, and if the Mortgagor shall observe and perform all of the covenants, conditions and agreements to be observed and performed by the Mortgagor in this Mortgage and the other Security Documents, and if the Mortgagor shall pay the costs of release, then these presents shall be void, and that, subject to the terms hereof, until the happening of an Event of Default, as hereinafter defined, the Mortgagor shall be permitted to use and possess the Mortgaged Property and to use and receive the rents, issues, profits, revenues and other income thereof;

BUT, if any one or more of the following events (“Events of Default”) shall occur:

(a) Default shall be made by the Mortgagor in the payment of Debt as and when due under the Credit Agreement or any other obligation secured hereby; or

(b) Default shall be made by the Mortgagor in the due and punctual observance or performance of any other covenant, agreement, obligation or condition required to be observed or performed by the Mortgagor under this Mortgage or the Credit Agreement or any of the other Security Documents within thirty (30) days after the Mortgagee or any other person notifies the Mortgagor, or the Mortgagor acquires knowledge of such default; provided, however, that if such default is susceptible of being cured but such cure cannot be accomplished with reasonable diligence within said period of time, and if the Mortgagor commences to cure such default promptly and thereafter continuously prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional thirty (30) days; or

(c) The Mortgagor shall become insolvent or shall be voluntarily or involuntarily dissolved or shall admit in writing the Mortgagor’s inability to meet the Mortgagor’s debts as they become due, or the Mortgagor shall file a voluntary petition in bankruptcy, or make an assignment for the benefit of creditors, or consent to the appointment of a receiver or trustee for all or a substantial part of the Mortgagor’s properties, or file a petition, answer or other instrument seeking or acquiescing to the arrangement of the Mortgagor’s debts, or other relief under the federal bankruptcy laws or any other applicable law for the relief of debtors of the United States of America or any state or territory thereof; or

(d) A decree or order of a court having jurisdiction in the premises shall be entered (i) adjudging the Mortgagor to be bankrupt or insolvent, or (ii) appointing a receiver or trustee or assignee in bankruptcy or insolvency of the Mortgagor or the Mortgagor’s properties, or (iii) directing the winding up or liquidation of the Mortgagor’s affairs; or

(e) Any representation or warranty made by the Mortgagor herein or otherwise in connection with the Debt shall be untrue in any material respect;

THEN, AND IN ANY SUCH EVENT:

(A) The Mortgagee may, without notice, presentment or demand, declare the entire unpaid amount of the Debt and any interest thereon accrued and unpaid to be immediately due and payable, and such amount and interest shall thereupon become and be immediately due and payable, and shall thereafter bear interest until fully paid at the maximum rate provided by law to be paid in the event of such default;

(B) The Mortgagor, upon demand of the Mortgagee, shall forthwith surrender to the Mortgagee the actual possession of the Mortgaged Property and, to the extent permitted by law, the Mortgagee itself or such officers or agents as it may appoint: (i) may enter and take possession of the Mortgaged Property, together with the books, papers and accounts of the Mortgagor relating thereto; (ii) may exclude the Mortgagor, and the Mortgagor’s agents and servants therefrom; (iii) may hold, operate and manage the same and from time to time make all needful repairs and such alterations, additions, advances and improvements as the Mortgagee shall deem appropriate; and (iv) may receive tolls, rents, revenues, issues, income, product and profits thereof and out of the same may pay all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Mortgagee’s agents, attorneys and counsel, and any taxes and assessments and other prior to the lien and security interest of this Mortgage, which the Mortgagee shall deem necessary or desirable to pay, and all expenses of such repairs, alterations, additions and improvements, and other disbursements made by the Mortgagee pursuant to the terms hereof, and may apply the remainder of the monies so received by the Mortgagee to the payment of any sums secured hereby, including but not limited to, the unpaid amount of, and interest on, the Debt;

(C) The Mortgagee may, to the extent permitted by law, with or without first taking possession, sell the Mortgaged Property, in whole or, to the extent permitted by law, in part, at public auction in the State of Hawaii, or at such place as may be required by law, having first given notice of such sale by publication as may be required by law, and may adjourn such sale from time to time by announcement at the time and place appointed for such sale or adjourned sale, and upon such sale, the Mortgagee may make and deliver to any purchaser a good and sufficient deed, conveyance, or bill of sale, and good and sufficient receipts for the purchase money, and do and perform all other acts as may be necessary fully to carry into effect this power of sale;

(D) The Mortgagee may, either with or without first taking possession, proceed by action or actions at law or in equity, or by any other appropriate remedy, to enforce payment of the Debt or performance of any other obligation secured hereby, and to foreclose this Mortgage, and to sell, in whole, or to the extent permitted by law, in part, the Mortgaged Property under the judgment or decree of a court or courts of competent jurisdiction;

(E) Upon the institution of judicial proceedings to enforce its rights hereunder, the Mortgagee, to the extent permitted by law, shall be entitled as a matter of right to the ex parte appointment (without bond) of a receiver or receivers of the Mortgaged Property, and of the tolls, rents, revenues, issues, income, product and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer; and

(F) The Mortgagee shall have the right to enforce one or more remedies hereunder, or any other remedy the Mortgagee may have under the other Security Documents, successively or concurrently, including, but not limited to, the right to foreclose this Mortgage with respect to any portion of the Mortgaged Property, if the operation of the remaining portion thereof is not thereby rendered unlawful under the then applicable laws, rules and regulations of the governmental authorities having jurisdiction in the premises, without thereby impairing the lien of this Mortgage on the remainder of the Mortgaged Property or affecting the remedies of the Mortgagee available with respect thereto.

Upon any sale, either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure, or otherwise for enforcement of this Mortgage, the unpaid amount of the Debt, the unpaid interest thereon, and all other obligations hereby secured, if not previously due, shall at once become and be immediately due and payable.

Upon any such sale, the Mortgagee may bid for and purchase the Mortgaged Property or any part thereof, and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its absolute right without further accountability, and the Mortgagee, at any such sale may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash for the costs and expenses of the sale, commissioner’s compensation and other charges, in paying purchase money, turn in any document or instrument evidencing the Debt, including interest thereon, in lieu of cash, up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon. The Mortgagee shall be permitted to bid at any public auction held to sell the Mortgaged Property without payment of a deposit or down payment of any kind. The Mortgagee shall not be required at confirmation of any public auction sale to extend credit or financing of any kind to the Mortgagor or any other party that may acquire the Mortgaged Property.

The Mortgagee may apply the proceeds of any such sale, first, to the costs and expenses of such sale and all proceedings in connection therewith, including, but not limited to, counsel fees; next, to the payment of amounts due and owing under any mortgage or other security agreement with a lien which has priority over this Mortgage; next, to the payment of any unreimbursed disbursements made by the Mortgagee for taxes or assessments or other charges prior to the lien of this Mortgage; next, to the payment of all other unreimbursed disbursements and expenses and unpaid charges and fees due and owing to the Mortgagee under the provisions of this Mortgage or any of the other Security Documents; and next, to the payment of the unpaid amount of the Debt and all other obligations of the Mortgagor to the Mortgagee, in such order as the Mortgagee shall determine; and the remainder, if any, shall be paid over to the Mortgagor. If such proceeds shall be insufficient to discharge the entire indebtedness under the Security Documents, the Mortgagee may have any other legal recourse against the Mortgagor for the deficiency.

Subject to the rights of the mortgagee or the secured party under any mortgage or security agreement with a lien which has priority over this Mortgage, any such sale shall, to the extent permitted by law, be a perpetual bar, both at law and in equity, against the Mortgagor and all persons and corporations lawfully claiming by or through or under the Mortgagor; and the Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor, in the Mortgagor’s name and stead, for the purpose of effectuating any such sale, to execute and deliver all necessary deeds, conveyances, assignments, bills of sale and other instruments with power to substitute one or more persons or corporations with like power; provided, that the Mortgagor shall ratify and confirm any such sale or transfer if required by the Mortgagee by delivering all proper conveyances or other instruments to such persons or corporations as may be designated in any such request.

In case of any Event of Default, neither the Mortgagor nor anyone claiming by, through or under the Mortgagor, to the extent the Mortgagor may lawfully so agree, shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged Property is situated, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat; and the Mortgagor, for the Mortgagor and all who may claim under the Mortgagor, hereby waives, to the full extent that the Mortgagor may lawfully so do, the benefit of all such laws, and any and all right to have the estate comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof and agrees that the Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety.

In case the Mortgagee shall have proceeded to enforce any right hereunder and such proceedings shall have been discontinued or abandoned for any reason, then in every such case, the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken. No remedy herein reserved to the Mortgagee is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity, or by statute.

Nothing in this Mortgage, the Credit Agreement or any of the other Security Documents shall affect or impair the right, which is unconditional and absolute, of the Mortgagee to enforce payment of the Debt at or after the date set forth in the Credit Agreement as the date when the same shall become due, or the obligations of the Mortgagor, which are likewise unconditional and absolute, to pay such amounts at the respective dates and places set forth in the Credit Agreement.

(a) MORTGAGOR’S WARRANTIES. The Mortgagor hereby warrants and represents that: (1) the Mortgagor is the owner in fee simple of the Mortgaged Property and has good right to grant and convey the same as aforesaid; (2) such property is free from all encumbrances and liens, except for the Encumbrances, if any; (3) the Mortgagor will WARRANT AND DEFEND the same unto the Mortgagee forever against the lawful claims and demands of all persons, except for the Encumbrances, if any; (4) the Mortgaged Property is free of any flammable explosives, radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” (collectively, “Hazardous Materials”) under any federal, state or local laws, ordinances or regulations, now or hereafter in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under or about the Mortgaged Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, and any similar state and local laws and ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto (collectively, the “Hazardous Materials Laws”); and (5) to the best knowledge of the Mortgagor, no portion of the Mortgaged Property and no other assets of the Mortgagor are now or may with the passage of time become subject to forfeiture under any federal, state or other law for which forfeiture of assets is a potential penalty or liability. The Mortgaged Property is not currently used in a manner, and no prior use (by Mortgagor, prior owners or any tenant) has occurred, which violates any Hazardous Materials Laws. Neither the Mortgagor nor any tenant has received any notice from a governmental agency for violation of Hazardous Materials Laws.

(b) MORTGAGOR’S COVENANTS. The Mortgagor hereby covenants and agrees with the Mortgagee as follows:

(A) Payment of Secured Obligations. The Mortgagor will pay to the Mortgagee the Debt and all fees, charges and other sums payable under the Security Documents, all according to the provisions thereof, and will pay and discharge any and all obligations that are now or hereafter may be or become owing to the Mortgagee under the Security Documents and on any and every other account, together with interest, fees, charges and other sums payable thereon as may be specified with respect thereto.

(B) Prior Mortgages and Liens. The Mortgagor will perform all of the Mortgagor’s obligations under any mortgage or other security agreement with a lien which has priority over this Mortgage, including the Mortgagor’s covenants to make payments when due.

(C) Payment of Real Property Taxes, Assessments, etc. The Mortgagor will punctually pay and discharge, or cause to be paid and discharged, from time to time as the same shall become due, all real property taxes, rates, assessments, impositions, duties, water rates, sewer rates and other charges of every description to which the Mortgaged Property, or any part thereof, or any improvements thereon, may during the term of this Mortgage become liable by authority of law, the payment of which shall be secured by this Mortgage; PROVIDED, HOWEVER, that real property taxes may be paid in semiannual installments and improvement or betterment assessments may be paid in annual installments, upon condition that, in each case, the same are not allowed to become delinquent, and that the Mortgagor will, upon request, deposit a copy of the receipts therefor with the Mortgagee not later than the final date such taxes, assessments and charges may be paid without penalty.

(D) Observance of Laws. The Mortgagor will duly observe and conform to all laws, rules and regulations made by any governmental authority, and all valid requirements of any regulatory body which may acquire jurisdiction, which apply or relate to any of the Mortgaged Property, including, but not limited to the construction and maintenance of such facilities for parking of vehicles as may from time to time be required in order to comply with any applicable ordinance with respect thereto.

(E) Maintenance and Inspection. The Mortgagor will keep and maintain all buildings, structures and improvements now located or hereafter constructed on the Mortgaged Property in good repair, working order and condition, and will permit the Mortgagee and any persons authorized by the Mortgagee to enter and inspect the Mortgaged Property at all reasonable times.

(F) Waste, Unlawful Use, etc. The Mortgagor will not commit or suffer any strip or waste, or unlawful, improper or offensive use of the Mortgaged Property, or any act or negligence whereby such property or any interest therein shall become liable to seizure or attachment or mesne or final process of law or whereby the lien provided hereby shall be impaired.

(G) Sale, Transfer, Lease, etc. The Mortgagor will not sell (including by agreement of sale), convey, assign, transfer or lease the Mortgaged Property or any interest therein, except for leases of portions of the Mortgaged Property to tenants in the ordinary course of the Mortgagor’s business, without first obtaining the prior written consent of the Mortgagee. If requested by the Mortgagee, the Mortgagor will furnish to the Mortgagee promptly upon execution thereof copies of all leases executed by the Mortgagor as lessor covering any portion or portions of the Mortgaged Property.

(H) Restoration of Improvements. The Mortgagor will promptly restore, replace, rebuild or reinstall any part of the buildings, structures, improvements, and Fixtures now or hereafter constructed, placed or installed on the Mortgaged Property, which may be damaged or destroyed by any casualty whatsoever.

(I) Liens; Junior Mortgages. The Mortgagor will not create, suffer to be created or permit to remain upon the Mortgaged Property or any part thereof, or the income therefrom, any junior or subordinate mortgage or any mechanics’, materialmen’s, laborers’, tax, statutory or other lien or charge, except the Encumbrances, and liens of taxes and assessments not yet payable or payable without penalty so long as payable; provided, that nothing contained in this paragraph shall be deemed to require the Mortgagor to pay or cause to be paid, any tax, assessment or charge, or to satisfy any involuntary lien, so long as the Mortgagor in good faith by appropriate action diligently pursued shall contest, or cause to be contested, the validity thereof (provided the security afforded by the Mortgage shall not thereby be subjected to any sale, forfeiture or loss, or reasonable probability thereof).

(J) No Impairment of Value of Mortgaged Property. No building, improvements, Fixtures, or other property now or hereafter covered by the lien of this Mortgage shall be removed, demolished or altered in such manner as to diminish materially the value of the Mortgaged Property, without the prior written consent of the Mortgagee. The Mortgagor shall not initiate, join in or consent to any change in any private restrictive covenant, land use classification, zoning ordinance or other public or private restrictions limiting or defining the use which may be made of the Mortgaged Property or any part thereof.

(K) Insurance.

(a) The Mortgagor shall, during the term of this Mortgage, at its sole cost and expense and for the mutual benefit of the Mortgagor and the Mortgagee obtain hazard insurance to cover all buildings and other improvements that now are or in the future will be located on the Mortgaged Property. The insurance must cover loss or damage caused by fire, hazards normally covered by “extended coverage” or “broad form” hazard insurance policies, and other hazards (including flood insurance) for which the Mortgagee requires coverage. The insurance must be in the amounts and for the periods of time required by the Mortgagee.

(b) All insurance required under the preceding subparagraph shall be kept in such manner, form and amount as shall be approved by the Mortgagee, and the Mortgagor shall deposit a copy of the policy or policies therefor with the Mortgagee. In the event of foreclosure or sale of the Mortgaged Property, all interest of the Mortgagor in such insurance and the policies therefor and the monies payable thereunder shall pass to the purchaser or assignee of such property. All insurance required under the preceding subparagraph shall be effected under valid and enforceable policies issued by insurance companies authorized to do business in the State of Hawaii and having a rating by Best’s Insurance Reports of Class A:VI or better. All such policies or other contracts for such insurance issued by the respective insurers shall, to the extent obtainable, be without contribution and contain an endorsement that the policy or other contract shall not be cancelled or materially changed without at least thirty (30) days’ prior written notice to the Mortgagee.

(c) Subject to any rights granted to the Mortgagor by law if the Mortgaged Property is residential property, and subject to the rights of the mortgagee or the secured party under any mortgage or security agreement with a lien which has priority over this Mortgage, all losses and monies payable under the insurance required under the preceding subparagraph (a)(i) shall be payable to the Mortgagee pursuant to a standard mortgage clause and lender’s loss payable clause and shall be applied by the Mortgagee, at its option, either to rebuilding or repair of the loss, destruction or damage, or in the reduction of any indebtedness hereby secured. Any other insurance procured on such structures or improvements shall be payable as directed by and shall be claimable by the Mortgagee.

(d) The Mortgagee shall not be responsible for such insurance or for the collection of any insurance proceeds, or for the insolvency of any insurer or insurance underwriter.

(e) All such policies or other contracts for such insurance shall provide that the insurance shall not be invalidated as to the interest of the Mortgagee by any act or neglect of any person owning the property insured, or by any foreclosure or other proceedings, or notice of sale, or by any change in the title or ownership of the insured properties, or by occupation of any insured structures for purposes more hazardous than permitted by such policy or contract.

(f) Upon the execution of this Mortgage and thereafter not less than ten (10) days prior to the expiration date of the expiring policies or contracts, the originals or certified copies of all policies or contracts for insurance (or certificates therefor) of the character described in subparagraph (a) above shall be deposited with the Mortgagee.

(g) In the event of loss or physical damage to the Mortgaged Property, the Mortgagor shall give immediate notice thereof to the Mortgagee, and the Mortgagee may make proof of loss if the same is not made promptly by the Mortgagor.

(h) All insurance coverage required under this Mortgage shall be subject to availability with responsible insurance companies authorized to do business in the State of Hawaii. Where such coverage is not (or is no longer) available, the Mortgagor shall purchase and maintain such other insurance coverage as is acceptable to the Mortgagee.

(i) If the Mortgagor fails to maintain insurance coverage as described above, the Mortgagee may, at the Mortgagee’s option, obtain insurance coverage to protect the Mortgagee’s rights in the Mortgaged Property as described in this Mortgage.

(L) Condemnation. If the Mortgaged Property or any part thereof shall be condemned, the Mortgagee may appear and defend any such suit and is hereby irrevocably authorized to collect all of the proceeds and apply the same upon any obligation secured hereby. All costs, expenses and attorneys’ fees paid or incurred by the Mortgagee in the course of such proceedings shall constitute an advance hereunder.

Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of the Mortgaged Property by any public or quasi-public authority or corporation, the Mortgagor will continue to pay interest on the Debt until an award or payment from such authority or corporation shall have been actually received by the Mortgagee, and any reduction in the Debt resulting from the application by the Mortgagee of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt. Subject to the rights of the mortgagee or the secured party under any mortgage or security agreement with a lien which has priority over this Mortgage, any such award or payment shall be applied in such proportions and priority as the Mortgagee, in the Mortgagee’s sole discretion, may elect, to the payment of the Debt, whether or not then due and payable under the terms and provisions of the Credit Agreement, or any sums secured by this Mortgage, or to the payment to the Mortgagor, on such terms as the Mortgagee may specify, to be used for the sole purpose of altering, restoring or rebuilding any part of the Mortgaged Property which may have been altered, damaged or destroyed as a result of any such taking, alteration of grade or other injury to the Mortgaged Property. If, prior to the receipt by the Mortgagee of such award or payment, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, the Mortgagee shall have the right to receive such award or payment to the extent of the mortgage debt remaining unsatisfied after such sale of the Mortgaged Property, with legal interest thereon and reasonable attorneys’ fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment. Should all or any part of the Mortgaged Property be taken by eminent domain, the Mortgagor hereby assigns to the Mortgagee, and forthwith upon payment thereof will cause to be deposited with the Mortgagee, the award for any Mortgaged Property so taken, excluding, however, any portion of any award to which the mortgagee or the secured party under any mortgage or security agreement with a lien which has priority over this Mortgage may be entitled.

(M) Notice of Deposit of Insurance or Condemnation Proceeds. The Mortgagor will, in case any proceeds of insurance upon the Mortgaged Property or any part thereof, or the proceeds of any award for the taking in eminent domain of the Mortgaged Property or any part thereof, are deposited with any person other than the Mortgagee, promptly notify the Mortgagee in writing of the name and address of the person with whom such proceeds have been deposited and the amount so deposited.

(N) Assignment of Rentals. Subject to the rights of the mortgagee or the secured party under any mortgage or security agreement with a lien which has priority over this Mortgage, the Mortgagor hereby absolutely assigns to the Mortgagee all rents, revenues, rights and benefits accruing to the Mortgagor under all present and future leases and subleases of the Mortgaged Property or any part thereof, with the right and authority to receive the same and apply them to the Debt or other indebtedness secured hereby, after default in the conditions thereof, anything to the contrary herein notwithstanding. The Mortgagee is further authorized, at its option, to notify particular lessees or sublessees of such assignment, to execute and deliver binding receipts for any payments made under the terms of any such leases or subleases, and to demand, sue for and recover any such payments when due. The Mortgagor shall perform every obligation of the lessor or sublessor and shall enforce every material obligation of the lessee or sublessee in every such lease or sublease, and shall not modify, alter, waive or cancel any lease or sublease or any part thereof, nor anticipate for more than one month any rents that may be collectible under such lease or sublease, and shall not further assign any such lease or sublease or any such rents. This assignment shall terminate and become null and void upon release of this Mortgage. Immediately upon the Mortgagee’s delivering to the Mortgagor, or serving upon the Mortgagor, written notice of any alleged default, the Mortgagee may at any time, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness secured hereby, enter upon and take possession of the Mortgaged Property or any part thereof in its own name, sue for or otherwise collect such rents, revenues, rights and benefits, including those past due and unpaid, and apply the same (less costs and expenses of operation and collection, including brokers’ fees and attorneys’ fees) upon any indebtedness secured hereby, and in such order as the Mortgagee may determine. Upon the delivery or service of such notice of default, the Mortgagee shall have the absolute right to receive and collect all such rents, revenues, rights and benefits whether or not it takes physical possession as hereinabove provided; and the act of delivery or service of such notice of default shall be deemed to constitute the taking of possession by the Mortgagee; PROVIDED, that such possession by the Mortgagee shall not impose upon the Mortgagee any duties or obligations as lessor or sublessor under such leases and subleases or otherwise impose upon the Mortgagee any duties or obligations associated with the possession of property. The Mortgagor agrees to surrender physical possession of the Mortgaged Property upon written demand when the Mortgagee becomes entitled thereto by reason of the default of the Mortgagor as hereinabove provided. The entering upon and taking possession of the Mortgaged Property, the collection of such rents, revenues, rights and benefits, and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice, and shall be without prejudice to any other rights of the Mortgagee herein contained. So long as no Event of Default shall have occurred, the Mortgagor shall have the privilege, under a license hereby granted by the Mortgagee to the Mortgagor, to collect when due, but not more than one (1) month in advance, all rents, issues and profits from the Mortgaged Property and to retain, use and enjoy the same. Upon request of the Mortgagee, the Mortgagor will duly execute, acknowledge and deliver to the Mortgagee any instrument or instruments, in form satisfactory to the Mortgagee, confirming the assignment to the Mortgagee of any specific leases or subleases.

(O) Application of Payments. The Mortgagee shall have the right and is hereby expressly authorized to apply any payments received and, subject to the rights of the mortgagee or the secured party under any mortgage or security agreement with a lien which has priority over this Mortgage, any rents, issues and profits collected, to the payment of any indebtedness of the Mortgagor to the Mortgagee hereby secured in any order which the Mortgagee may determine, and any such application shall in all respects be binding upon the Mortgagor.

(P) Mortgagee’s Right of Set-Off. Upon the happening of any event entitling the Mortgagee to foreclose this Mortgage, or if the Mortgagee shall be served with garnishee process in which the Mortgagor shall be named as defendant, whether or not the Mortgagor shall be in default hereunder at the time, the Mortgagee may, but shall not be required to, set off any indebtedness owing by the Mortgagee to the Mortgagor against any indebtedness secured hereby, without first resorting to the Mortgaged Property and without prejudice to any other rights or remedies of the Mortgagee or the lien of the Mortgagee on the Mortgaged Property.

(Q) Possession by Mortgagor After Sale. In the event of a sale of the Mortgaged Property, or any part or parts thereof, under and by virtue of the provisions of this Mortgage, the purchaser or purchasers thereof shall have immediate and peaceable possession of the same, and if the Mortgagor shall remain in possession after the effective date of such sale, such possession shall be construed as a tenancy at sufferance only, giving unto the purchaser all remedies, by way of summary possession or otherwise, conferred by law in such case.

(R) Acknowledgment of Mortgage Debt. Within five (5) days after request by the Mortgagee in writing, the Mortgagor will furnish to the Mortgagee or to any proposed assignee of this Mortgage a written statement, duly acknowledged, of the amount due on this Mortgage and whether any offsets, counterclaims or defenses exist against the mortgaged debt.

(S) Further Instruments. The Mortgagor, upon reasonable request of the Mortgagee, will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purpose of this Mortgage and to subject the Mortgaged Property to the lien hereof, and any renewals, additions, substitutions, replacements or betterments thereto.

(T) Right of Mortgagee to Prevent or Remedy Default. If the Mortgagor shall fail to observe or perform any of the terms, covenants and conditions required to be observed and performed by the Mortgagor under this Mortgage, unless the Mortgagor shall be engaged in good faith by appropriate action diligently pursued in contesting or causing to be contested the existence of such default and the security afforded by this Mortgage shall not thereby be subjected to any sale, forfeiture or loss, or reasonable probability thereof, the Mortgagee may (but shall not be obligated to): (i) take any action the Mortgagee deems necessary or desirable to prevent or remedy any such default by the Mortgagor, or to otherwise protect the security of this Mortgage, and (ii) enter in and upon the Mortgaged Property or any part thereof to such extent and as often as the Mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or to remedy any such default by the Mortgagor or otherwise to protect the security of this Mortgage, and the Mortgagee may pay and advance for the account of the Mortgagor such sums of money as the Mortgagee, in its sole discretion, deems necessary for any such purpose.

(U) Right of Mortgagee to Participate in Action Affecting Security. The Mortgagee may appear in and participate in any action or proceeding at law or in equity purporting to affect the security of this Mortgage, and in such event (except where the purported defect affecting the security hereof arises or results from any act or omission of the Mortgagee), the Mortgagee shall be allowed and paid, and the Mortgagor hereby agrees to pay, all of the Mortgagee’s costs, charges and expenses, including cost of evidence of title and reasonable attorneys’ fees, incurred in such action or proceeding in which the Mortgagee may appear.

(V) Right of Mortgagee to Extend Time of Payment, Substitute, Release Security, etc. Without affecting the liability of any person, including the Mortgagor, for the payment of any indebtedness secured hereby, or the lien or security interest of this Mortgage on the Mortgaged Property (or the remainder thereof), for the full amount of any indebtedness unpaid, the Mortgagee may from time to time, without notice and without affecting or impairing any of its rights under this Mortgage: (a) release any person liable for the payment of any of the indebtedness; (b) extend the time or otherwise alter the terms of payment of any of the indebtedness or accept any instrument to evidence such an extension or alteration; (c) accept additional security therefor of any kind, including (but not limited to) deeds of trust, mortgages and security agreements; (d) alter, substitute or release any property securing the indebtedness; (e) resort for the payment of the indebtedness secured hereby to any securities therefor in such order and manner as it may see fit; (f) join in granting any easement or creating any restriction thereon; and (g) join in any extension or subordination or other agreement affecting this Mortgage or the lien or charge thereof.

(W) Mortgagee’s Expenses for Protection of Security. All advances, costs, expenses and attorneys’ fees which the Mortgagee may make, pay or incur under any provision of this Mortgage for the protection of the security of the Mortgagee, or any of the rights of the Mortgagee in connection with the Mortgaged Property, or in foreclosure proceedings commenced and subsequently abandoned, or in any dispute or litigation in which the Mortgagee may become involved by reason of or arising out of this Mortgage or the other Security Documents, shall be paid by the Mortgagor to the Mortgagee, upon demand, and shall bear interest until paid at the maximum rate permitted by law to be paid in the event of default, all of which obligations shall be additional charges upon the Mortgaged Property and be equally secured hereby and shall be a lien on the Mortgaged Property prior to any rights or claims upon the Mortgaged Property subordinate to the lien of this Mortgage.

(X) Partial Releases. The Mortgagee may release, for such consideration or none, as it may require, any portion of the Mortgaged Property without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien, security interest and priorities herein provided for the Mortgagee compared to any subordinate lien holder.

(Y) Reserve Fund. If requested by the Mortgagee, and unless the same are being paid by the Mortgagor to the mortgagee under any mortgage with a lien which has priority over this Mortgage, the Mortgagor will pay to the Mortgagee, together with and in addition to the Debt payments payable under the terms of the Credit Agreement, until all obligations secured hereby are fully paid, a sum equal to the real property taxes, assessments and insurance premiums applicable to the Mortgaged Property (all as estimated by the Mortgagee), less all sums already paid therefor, divided by the number of months to elapse before one month prior to the date when such taxes, assessments and premiums will become due and payable. Such sums shall be held by the Mortgagee, without interest, to pay such taxes, assessments and premiums as and when the same shall become due and payable. If the total of such payments shall exceed the amount necessary to pay such taxes, assessments and premiums, such excess may, at the Mortgagee’s option, be released to the Mortgagor or applied on any indebtedness secured hereby or be credited by the Mortgagee on subsequent payments to be made by the Mortgagor. If, however, the total of such payments shall not be sufficient to pay such taxes, assessments and premiums when the same shall become due and payable, then the Mortgagor shall pay to the Mortgagee any amount necessary to make up the deficiency on or before the date when payment of such taxes, assessments and premiums shall be due. If at any time the Mortgagor shall tender to the Mortgagee, in accordance with the provisions hereof, full payment of the entire indebtedness secured hereby, the Mortgagee shall, in computing the amount of indebtedness, credit to the account of the Mortgagor any balance remaining in the funds accumulated under the provisions of this paragraph. If there be a default under the provisions of this Mortgage or any of the other Security Documents, and thereafter a sale of the premises in accordance with the provisions hereof, or if the Mortgagee acquires the property otherwise after default, the Mortgagee, at the Mortgagee’s option, and at the time of the commencement of such proceeding, or at the time the property is otherwise acquired, may apply the balance then remaining in the funds accumulated under the provisions of this paragraph as a credit against any sums or charges secured hereby, including, but not limited to, the amount of principal, interest, fees and charges then remaining unpaid under the Security Documents.

(Z) Governmental Approvals. The Mortgagor shall at all times during the continuance of the Mortgage maintain in full force and effect all governmental and municipal approvals and permits which are required to comply with all environmental, ecological and other governmental requirements relating to the Mortgaged Property or to the occupancy thereof.

(AA) Mortgage Fees; Documentary Stamps. If at any time the State of Hawaii or the United States of America shall impose any fee on this Mortgage or any amendments hereto or the indebtedness secured hereby, including, without limitation, any fee on the making or recordation of this Mortgage or any amendments hereto, or require internal revenue stamps to be affixed to this Mortgage, the Mortgagor will pay for the same with any interest or penalties imposed in connection therewith.

(BB) Tax on Mortgage or Debt. In the event of the adoption or amendment of any law of the State of Hawaii after the date of this instrument, other than a law providing for the imposition of a tax on, according to, or measured by income, which shall in any way change the manner of taxation or of the collection of taxes on mortgages or debts secured by mortgages, to the end that, directly or indirectly, the Mortgagee shall be required to pay on account of this Mortgage or the indebtedness secured hereby, any tax other than taxes of the kind or character now imposed thereon by the laws of the State of Hawaii, and other than a tax on, according to or measured by income, the holder of this Mortgage, at any time after such adoption or amendment of such law, may give written notice to the Mortgagor that such holder elects to have the indebtedness secured by this Mortgage become due and payable. If such notice be given, the said indebtedness shall become due, payable and collectible at the expiration of thirty (30) days; PROVIDED, HOWEVER, that such requirement of payment shall be ineffective if the Mortgagor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder, without any penalty accruing to the holder of the Credit Agreement, and if the Mortgagor in fact pays such tax prior to the date upon which payment is required by such notice.

(CC) Hazardous Materials. The Mortgagor shall keep and maintain the Mortgaged Property, including, without limitation, the groundwater on or under the Mortgaged Property, in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any Hazardous Materials Laws. The Mortgagor shall not use, generate, manufacture, treat, handle, refine, produce, process, store, discharge, release, dispose of or allow to exist on, under or above the Mortgaged Property, any Hazardous Materials. The Mortgagor shall immediately advise the Mortgagee in writing of (a) any and all enforcement, clean up, removal, mitigation, or other governmental or regulatory action instituted, contemplated or threatened pursuant to any Hazardous Materials Laws affecting the Mortgaged Property, (b) all claims made or threatened by any third party against Mortgagor or the Mortgaged Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to as “Hazardous Materials Claims”) and (c) the Mortgagor’s discovery of any occurrence or condition on the Mortgaged Property or any real property adjoining or in the vicinity of the Mortgaged Property which could subject the Mortgagor or the Mortgaged Property to any restrictions on ownership, occupancy, transferability or use of the Mortgaged Property under any Hazardous Materials Laws. The Mortgagor shall indemnify the Mortgagee, its directors, officers, employees, agents, successors and assigns from and against, any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, manufacture, treatment, handling, refining, production, processing, storage, release, threatened release, discharge, disposal, or presence of Hazardous Materials on, under or about the Mortgaged Property, including, without limitation: (i) all foreseeable and unforeseeable consequential damages; (ii) the costs of any required or necessary repair, clean up or detoxification of the Mortgaged Property, and the preparation and implementation of any closure, remedial or other required plans; and (iii) all reasonable costs and expenses incurred by the Mortgagee in connection with clauses (i) and (ii), including, without limitation, reasonable attorneys’ fees. The indemnification provision of this paragraph shall survive (a) the repayment of the Credit Agreement secured by this Mortgage, (b) any foreclosure of this Mortgage, and (c) any deed or assignment of the Mortgaged Property in lieu of foreclosure.

(DD) Consideration. The Mortgagor hereby agrees and confirms that (i) the Mortgagor deems it to be to the Mortgagor’s own financial benefit that the Mortgagor repay the Debt to the Mortgagee, (ii) the Mortgagor has received good, valuable and sufficient consideration for making this Mortgage, and (iii) the receipt of this Mortgage by the Mortgagee is an essential inducement to the Mortgagee in entering into the Credit Agreement.

(EE) Special Covenants Regarding Forfeiture Laws. The Mortgagor hereby covenants that neither the Mortgagor will do or allow to be done any act or thing on or in any way relating to the Mortgaged Property which violates or may result in the violation of any federal, state or other law for which forfeiture of assets is a potential penalty or liability (hereinafter called “Forfeiture Laws”). In the event that the Mortgagee has reasonable cause to believe that any portion of the Mortgaged Property or any other collateral securing the Debt might be or become subject to forfeiture under any Forfeiture Laws, the Mortgagee may, in its sole discretion, exercise its remedies under this Mortgage and at law or in equity until the Mortgagee no longer has any reasonable belief that any portion of the Mortgaged Property or any other collateral securing the Debt is subject to or may become subject to forfeiture under any Forfeiture Laws.

(c) MISCELLANEOUS PROVISIONS.

(A) No Waiver. Any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagorr.

(B) Security Agreement, Fixture Filing and Financing Statement Under Uniform Commercial Code. This Mortgage shall constitute a security agreement, fixture filing and financing statement under the Uniform Commercial Code, as enacted in Hawaii; and the Mortgagor, as debtor, hereby grants to the Mortgagee, as secured party, a security interest in any or all of the Mortgaged Property, including (but not limited to) the Fixtures, in addition to a mortgage lien upon the same as part of the realty. The Mortgagor will assist in the preparation of and execute (if necessary) from time to time, alone or with the Mortgagee, and deliver, file and record any financing or continuation statements, mortgages or other instruments, and do such further acts as the Mortgagee may request to establish, maintain and perfect the security interests of the Mortgagee in the Mortgaged Property, including (but not limited to) the Fixtures, and all renewals, additions, substitutions, improvements to the same and the proceeds thereof, and otherwise to protect the same against the rights and interests of third parties. The terms of this Mortgage shall be deemed commercially reasonable within the meaning of the Uniform Commercial Code.

(C) Definitions. The terms “advances,” “costs” and “expenses” shall include, but shall not be limited to, reasonable attorneys’ fees whenever incurred. The terms “indebtedness” and “obligations” shall mean and include, but shall not be limited to all claims, demands, obligations and liabilities whatsoever, however arising, whether owing by the Mortgagor individually or as a partner, or jointly or in common with any others, and whether absolute or contingent, and whether owing by the Mortgagor as principal debtor or as accommodation maker or as indorser, liquidated or unliquidated, and whenever contracted, accrued or payable.

(D) Paragraph Headings. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provisions of this Mortgage.

(E) Parties in Interest. As and when used herein, the term “Mortgagor” shall mean and include the Mortgagor above-named and each Mortgagor’s respective heirs, personal representatives, successors and assigns; the term “Mortgagee” shall mean and include the Mortgagee above-named and its successors and assigns; the use of the singular shall mean and include the plural, and vice versa; and the use of any gender shall include all genders. If the Mortgagor consists of more than one person or entity, then all obligations and liability of the Mortgagor hereunder shall constitute the joint and several obligations and liability of each such person or entity.

(F) Applicable Laws. This Mortgage shall be governed by and shall be construed and interpreted under and pursuant to the laws of the State of Hawaii and all applicable federal laws. If any provision of this Mortgage is held to be invalid or unenforceable, such will not affect the validity or enforceability of the other provisions of this Mortgage.

(G) Notices. All notices, demands or documents to be delivered under this Mortgage shall be given in writing and sent by registered or certified mail addressed to the parties at the addresses set forth on the first page of this Mortgage. Such addresses may be changed by addressee by serving notice as provided above. Service of such notice shall be deemed complete on the earlier to occur of the actual date of delivery or three (3) days after mailing.

(H) Counterparts. This Mortgage may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatories to the original or the same counterparts. In making proof of this Mortgage, it shall not be necessary to produce or account for more than one such counterpart. For all purposes, duplicate unexecuted pages of the counterparts may be discarded and the remaining pages assembled as one document.

[No further text on this page.]

IN WITNESS WHEREOF, the Mortgagor has executed these presents as of the date first above written.

MORTGAGOR:	HOKU SCIENTIFIC, INC.,
a Delaware corporation

	By	/s/ Darryl Nakamoto
Darryl Nakamoto
Its CFO

STATE OF HAWAII )
) SS.
CITY & COUNTY OF HONOLULU )

On this 24th day of July, 2008, before me personally appeared DARRYL NAKAMOTO, to me personally known, who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacity shown, has been duly authorized to execute such instrument in such capacity.

PAMELA SIMON NOTARY 79-603 PUBLIC STATE OF HAWAII

Signature: Pamela Simon

Print Name: Pamela Simon

Notary Public, State of Hawaii

My commission expires: 9-13-2011

NOTARY CERTIFICATE (Hawaii Administrative Rules §5-11-8)

Document Identification or Description: Real Property Mortgage; Security Agreement; Assignment of Rents; etc. for TMK No. (1) 9-1-075: 009 Doc. Date: 7-25-2008

No. of Pages: 24 Jurisdiction: FIRST Circuit
(in which notarial act is performed)

Pamela Simon 7.24.2008

Signature of Notary Date of Certificate

Pamela Simon

Printed Name of Notary

PAMELA SIMON NOTARY 79-603 PUBLIC STATE OF HAWAII

(Official Stamp or Seal)

20

EXHIBIT A

All of that certain parcel of land situate at Honouliuli, District of Ewa, City and County of Honolulu, Island of Oahu, State of Hawaii, more particularly described as follows:

LOT 8004, area 2.283 acres, more or less, as shown on Map 645, filed in the Office of the Assistant Registrar of the Land Court to the State of Hawaii with Land Court Application No. 1069 of the Trustees under the Will and of the Estate of James Campbell, Deceased;

Together with access across Lots 8030 and 8032, as shown on Map 645, as set forth by Land Court Order No. 112041, filed June 4, 1993;

Together also with a nonexclusive easement over Lot 70-C-1 and 84-A-2-A, as shown on Map 229, and Lot 172-C and 424-C, as shown on Map 132, as granted by GRANT OF NONEXCLUSIVE EASEMENT (VEHICULAR ACCESS), dated December 13, 2001, filed as Land Court Document No. 2761270; and subject to the terms and provisions contained therein;

-Note:-
Lot 424-C, as shown on Map 132, Lot 425-C-1, as shown on Map 373, Lots 3801-A-2 and 3801-A-3, as shown on Map 907, consolidated and resubdivided into Lots 14281, 14282, 14283, 14284 and 14285, as shown on Map 1118, as set forth by Land Court Order No. 146000, filed May 22, 2002.

Being land(s) described in Transfer Certificate of Title No. 720,871 issued to HOKU SCIENTIFIC, INC., a Hawaii corporation.

BEING THE PREMISES ACQUIRED BY KAPOLEI BUSINESS PARK II LIMITED WARRANTY DEED WITH USE RESTRICTIONS, COVENANTS AND RESERVATIONS OF RIGHTS

GRANTOR	:	KBP LAND PARTNERS, LLC, a Delaware limited liability company

GRANTEE	:	HOKU SCIENTIFIC, INC., a Hawaii corporation

DATED	:	October 18, 2004
FILED	:	Land Court Document No. 3182173

SUBJECT, HOWEVER, TO:

1.	SETBACK (25 feet wide)

SHOWN	:	on Map 645, as set forth by Land Court Order No. 112041, filed June 4, 1993

EXHIBIT A

2.	DESIGNATION OF EASEMENT "5114"

PURPOSE	:	electrical
SHOWN	:	on Map 737, as set forth by Land Court Order No. 118818, filed November 28, 1994

3.	The terms and provisions contained in the following:

INSTRUMENT	:	KAPOLEI BUSINESS PARK DECLARATION OF CONDITIONS, COVENANTS AND RESTRICTIONS

DATED	:	May 28, 1993
FILED	:	Land Court Document No. 2030298

Said above Declaration was amended and/or supplemented by the following instruments:

(A)	dated April 22, 1994, filed as Land Court Document No. 2143431.

(B)	dated November 6, 2000, filed as Land Court Document No. 2662803.

(C)	dated May 3, 2004, filed as Land Court Document No. 3113276.

(D)	dated June 3, 2004, filed as Land Court Document No. 3118507.

(E)	dated June 3, 2004, filed as Land Court Document No. 3118512.

(F)	dated February 14, 2005, filed as Land Court Document No. 3230994.

The Declarant's interest, by mesne assignments, was assigned to LV KAPOLEI 54, LLC, a Delaware limited liability company, by instrument dated April 2, 2007, filed as Land Court Document No. 3583668.

4.	GRANT

TO	:	HAWAIIAN ELECTRIC COMPANY, INC. and GTE HAWAIIAN TELEPHONE COMPANY INCORPORATED, now known as HAWAIIAN TELCOM, INC.

DATED	:	March 21, 2000
FILED	:	Land Court Document No. 2621916
GRANTING	:	a perpetual right and easement over said Easement "5114"

EXHIBIT A

5.	The terms and provisions contained in the following:

INSTRUMENT	:	TRUSTEES LIMITED WARRANTY DEED WITH USE RESTRICTIONS, COVENANTS AND RESERVATION OF RIGHTS (KAPOLEI BUSINESS PARK)

DATED	:	January 2, 2002
FILED	:	Land Court Document No. 2766591

6.	The terms and provisions contained in the following:

INSTRUMENT	:	KAPOLEI BUSINESS PARK LIMITED WARRANTY DEED WITH USE RESTRICTIONS, COVENANTS AND RESERVATION OF RIGHTS

DATED	:	June 3, 2004
FILED	:	Land Court Document No. 3118515

The foregoing includes, but is not limited to, matters relating to permitted use, water rights, and reservation of drainage easements, conduits and sewer line easements.

7.	The terms and provisions contained in the following:

INSTRUMENT	:	KAPOLEI BUSINESS PARK II LIMITED WARRANTY DEED WITH USE RESTRICTIONS, COVENANTS AND RESERVATION OF RIGHTS

DATED	:	October 18, 2004
FILED	:	Land Court Document No. 3182173

The foregoing includes, but is not limited to, matters relating to permitted use, water rights, and reservation of rights.

8.	DESIGNATION OF EASEMENT "9204"

PURPOSE	:	utility and waterline
SHOWN	:	on Map 1336, as set forth by Land Court Order No. 171077, filed June 27, 2007

9.	GRANT

TO	:	CITY AND COUNTY OF HONOLULU, a municipal corporation of the State of Hawaii, and the BOARD OF WATER SUPPLY, City and County of Honolulu

EXHIBIT A

DATED	:	December 15, 2006
FILED	:	Land Court Document No. 3624845
GRANTING	:	an easement over said Easement "9204"

END OF EXHIBIT A
Tax Map Key No.: (1) 9-1-075-009

EXHIBIT A